Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144992 on Form S-8 of our report dated August 28, 2008, relating to the consolidated financial statements of Solera Holdings, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board (“FASB”) Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) on June 30, 2007, FASB Statement No. 123(R), Share-Based Payment on July 1, 2006, and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 on July 1, 2007), and our report dated August 28, 2008 related to the effectiveness of Solera Holdings Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Solera Holdings, Inc. for the year ended June 30, 2008.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 28, 2008